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NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Aura Systems, Inc.

Unsecured Convertible Promissory Note

$14,982,040.52	Issuance Date: January 24, 2017

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (this “Note”), is made as of January 24, 2017, by and between The Survivor’s Trust Under the Warren L. Breslow Trust or its registered assigns (“Holder”), and AURA SYSTEMS, INC., a Delaware corporation (the “Company”). Capitalized terms not defined herein that are defined in the Debt Refinancing Agreement dated as of the date hereof (the “Refinancing Agreement”) by and between the Company, Warren Breslow, and the Holder shall have the meaning ascribed to them therein.

RECITALS

WHEREAS, Holder is the present owner and holder of the Breslow Notes, the AM Notes and the Overland Notes (collectively, the “Prior Notes”) which in the aggregate evidence an indebtedness of the Company in the current outstanding amount of $23,872,614.47, (the “Aggregate Debt”); representing principal in the amount of $14,982,040.52, (the “Principal Debt”) together with interest accrued thereon in the amount of $8,890,573.95 (the “Accrued Interest”); and

WHEREAS, this Note is one of the “New Promissory Notes” referred to in, and being issued in connection with the consummation of the transactions contemplated by, the Debt Refinancing Agreement.

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NOW, THEREFORE, for value received, the Company hereby promises to pay to the order of Holder the principal amount of $14,982,040.52 (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “New Principal”) together with accrued interest and other amounts owing from time to time hereunder, all as provided herein.

1. CANCELLATION OF PRIOR NOTES. This Note supersedes and replaces all Prior Notes in their entirety. Upon issuance of this Note, all Prior Notes shall automatically be deemed canceled and no longer outstanding, and all rights with respect thereto will forthwith cease and terminate.

2. INTEREST.

2.1. Base Interest. During the period commencing upon the Issuance Date and continuing through the six-month anniversary of the Issuance Date, (the “Initial Interest Period”) the Company shall pay interest on the unpaid New Principal balance of, and accrued and unpaid interest on, this Note at a rate per annum equal to zero percent (0.00%) (the “Interest Rate”). Upon expiration of the Initial Interest Period, the Interest Rate will automatically increase to five percent (5.00%) per annum.

2.2. Default Interest Rate. If an Event of Default shall have occurred and be continuing, then, in addition to the other rights, powers and remedies available to the Holder under this Note and Applicable Law, then, subject to Section 22 hereof, the Interest Rate shall be increased to a rate of eighteen percent (18%) commencing on the date on which the applicable Event of Default shall be deemed to have occurred and continuing until such Event of Default shall have been cured or waived in accordance with the terms of this Note.

2.3. Interest Payment Dates. All interest on this Note shall be payable monthly in arrears in cash on the last Business Day of each calendar month. All interest due on this Note shall be computed on the basis of a 360-day year, and the amount of interest payable each month will be based on the actual number of calendar days during such month and, for the purposes of calculating interest, the amount of interest shall be calculated by multiplying the unpaid principal balance of this Note by the applicable interest rate, dividing the product by 360 and multiplying the quotient by the actual number of days elapsed during the month. Holder understands that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.

3. MATURITY DATE. The entire unpaid New Principal balance of this Note, together with all accrued and unpaid interest on and all other unpaid amounts owing under this Note shall be due and payable on the sixtieth (60th) month anniversary of the Issuance Date (the “Maturity Date”), provided however, that if the date of the sixtieth (60th) month anniversary of the Issuance Date is not a Business Day, then the Maturity Date shall be the next succeeding day which is a Business Day.

4. PRIORITY OF PAYMENTS AND PREPAYMENT. All payments on this Note shall first be applied to pay accrued and unpaid interest, and thereafter to pay outstanding principal amounts. At any time and from time to time before the Maturity Date the Company may, in its sole and absolute discretion, voluntarily prepay or redeem any amounts then outstanding under this Note, either in whole or in part, and without premium or penalty.

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5. CONVERSION OF NOTES.

5.1. Mandatory Conversion Upon Authorized Reverse Split. Immediately upon the Authorized Reverse Split (as defined in the Refinancing Agreement) becoming effective (the “Mandatory Conversion Date”), $11,982,041 of the unpaid New Principal balance then outstanding under this Note shall automatically (and without further act) convert into 7,403,705 validly issued, fully paid and non-assessable shares of the Company’s Common Stock. Upon conversion pursuant to this Article 5.1, the Company shall timely issue and deliver to the Holder, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. Notwithstanding anything to the contrary set forth in this Note, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the Holder has provided the Company with prior written notice requesting reissuance or transfer of this Note upon physical surrender hereof. The foregoing notwithstanding, if this Note is physically surrendered by the Holder upon conversion pursuant to this Section 5.1, then the Company shall as soon as practicable issue and deliver to the Holder (or its designee) a new Note of like tenor evidencing the remaining portion, if any, of this Note not so converted.

5.2. Voluntary Conversion Right. At any time from and after the effective date of an Approved Reserve Split (but not before) and so long as any portion of this Note shall remain unpaid and outstanding, the Holder shall be entitled to from time to time convert any or all of the unpaid and unconverted New Principal balance then outstanding under this Note together with any and all then-accrued but unpaid interest thereon (the “Remaining Balance”), in whole or in part, into such number of validly issued, fully paid and non-assessable shares of the Company’s Common Stock as is equal to the quotient of (x) the Conversion Amount divided by (y) the Voluntary Conversion Price. Any conversion made pursuant to this Section 5.2 shall be effectuated by Holder (i) delivering to the Company at its principal office written notice of the Holder’s conversion election in the form attached hereto as Exhibit I (the “Conversion Notice”) and (ii) surrendering this Note at the principal office of the Company. Any duly completed and executed Conversion Notice shall be effective as of the date of the Company’s actual receipt thereof (the “Voluntary Conversion Date”), and not before. Upon conversion pursuant to this Section 5.2, the Company shall as soon as practicable issue and deliver to the Holder (or its designee) a new Note of like tenor evidencing the remaining portion of this Note not so converted.

5.3. No Fractional Shares; Basis of Conversion Calculations. The Company shall not issue any fraction of a share or scrip for any such fraction of a share of Common Stock upon any conversion of this Note. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled, the Company shall make a cash payment therefor equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the Mandatory Conversion Date or Voluntary Conversion Date, as the case may be. The Holder and the Company acknowledge that the number of shares of the Company’s Common Stock that are issuable upon the Mandatory Conversion Date was calculated as previously represented to Breslow by the Company.

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6. REISSUANCE OF THIS NOTE.

6.1. Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will record such transfer upon the Company’s Register and forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 6.4) registered as the Holder may request, representing the outstanding New Principal being transferred by the Holder and, if less than the entire outstanding New Principal is being transferred, a new Note (in accordance with Section 6.4) to the Holder representing the outstanding New Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Sections 4 and/or 5, the outstanding New Principal represented by this Note may be less than the Principal stated on the face of this Note.

6.2. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Company shall issue and timely deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

6.3. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 6.4) representing in the aggregate the outstanding New Principal of this Note, and each such new Note will represent such portion of such outstanding New Principal as is designated by the Holder at the time of such surrender.

6.4. Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the New Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 6.1 or Section 6.3, the New Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the New Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, and (iv) shall have the same rights and conditions as this Note, including the right to be paid any accrued and unpaid interest upon the principal amount evidenced or represented by the new Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Voluntary Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Voluntary Conversion Price in effect immediately prior to such combination will be proportionately increased. The foregoing notwithstanding, neither the number of shares issuable upon mandatory conversion pursuant to Section 5.1 above nor the Dollar amount so converted shall be adjusted in the event of any subdivision or combination of Common Stock resulting from the Authorized Reverse Split. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination.

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8. VOTING RIGHTS. Except as required by Applicable Law, neither this Note nor any provision hereof shall entitle Holder, as the holder of this Note, to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder, as a holder of this Note, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

9. DEFAULT AND ACCELERATION.

9.1. Events of Default. The occurrence, after the Effective Date, of any one or more of the following events, acts or occurrences shall constitute an event of default (each an “Event of Default”):

9.1.1. The Company shall fail to pay, within five (5) Business Days of the due date (whether at stated maturity or upon acceleration, demand, required prepayment or otherwise), any principal amount of the Note; or

9.1.2. The Company shall breach or fail to pay interest or any other amount (including fees, costs, expenses or other amounts) under this Note (other than as provided in Section 9.1.1 above) within five (5) Business Days after the due date thereof; or

9.1.3. The Company shall breach or fail to perform, comply with or observe, or be in default under, any covenant or obligation required to be performed by it (other than as provided in Sections 9.1.1 and 9.1.2) under this Note, and if such breach or failure may be cured, such breach or failure shall not have been cured within ten (10) Business Days after the receipt of written notice that such breach or failure shall have occurred; or

9.1.4. There shall be commenced against the Company an involuntary case seeking the liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) the Company consents to such involuntary case or proceeding or fails to diligently contest it in good faith; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed or unstayed for a period of sixty (60) calendar days; or (iv) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed; or

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9.1.5. The Company shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Laws or any similar proceeding under any other Applicable Laws, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, custodian, trustee or similar official for it, or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts generally; or the board of directors of the Company (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing.

9.2. Acceleration. If any Event of Default (other than an Event of Default specified in clause 9.1.4 or 9.1.5 of Section 9.1 above) occurs and is continuing, Holder may, without notice, declare all outstanding principal of, accrued and unpaid interest on, and all other amounts under, the Note to become immediately due and payable. Upon any such declaration of acceleration, such outstanding principal of, and accrued and unpaid interest on, and other amounts under the Note shall become immediately due and payable. If an Event of Default specified in clause 9.1.4 or 9.1.5 of Section 9.1 above occurs, all outstanding principal of, and accrued and unpaid interest on, and all other amounts under, this Note automatically shall become immediately due and payable without any declaration or other act on the part of the Holder. The Company hereby waives all presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind to which it may be entitled under Applicable Laws or otherwise.

9.3. Other Remedies. If any Default or Event of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights and remedies under this Note by exercising all rights and remedies available under this Note or Applicable Laws, either by suit in equity or by action at law, or both, whether for the collection of principal of or interest on the Note, to enforce the specific performance of any covenant or other term contained in this Note. No remedy conferred in this Note upon Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

9.4. Waiver of Past Defaults. As of and from the time of their occurrence and through the Effective Date, Holder hereby waives any and all Events of Default under the Prior Notes and/or any and all other agreements evidencing, securing or otherwise pertaining to the indebtedness evidenced thereby to which the Company is or hereafter becomes a party.

10. SECURITIES REPRESENTATIONS OF HOLDER

10.1. No Public Sale or Distribution. Holder understands that: (i) the Securities are being offered and sold to Holder in reliance upon specific exemptions from the registration requirements of federal and state securities laws; (ii) such exemption depends, in part, on the accuracy and truthfulness of the representations of Holder made herein and (iii) the Company is relying upon the truth and accuracy of such representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein. All information which has been furnished to the Company with respect to Holder’s financial position and business experience is correct and complete as of the date hereof. Holder (a) is acquiring this Note, and (b) upon conversion of its Note will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws except pursuant to sales registered or exempted under the Securities Act. Holder has no present or contemplated agreement, arrangement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. Holder was not formed for the purpose of purchasing the Securities.

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10.2. Accredited Investor Status; Independent Investigation. Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. By reason of its business and financial experience, Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has the capacity to protect its own interests, and is able to bear the economic risk of such investment (including the complete loss thereof). Holder has conducted its own investigation of the Company and to the extent deemed necessary or advisable by Holder, has retained and relied upon qualified professional advice regarding the investment, tax and legal merits and consequences of this Note and an investment in the Securities. Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and with all materials relating to the offer and sale of the Securities which have been requested by Holder. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

10.3. No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of any investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

10.4. Restricted Securities. Holder understands that the Securities being acquired hereunder are characterized as “restricted securities” under the federal and state securities or “blue sky” laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act and applicable state securities or “blue sky” laws only in certain limited circumstances. Holder is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws, pursuant to which the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration. Holder further understands that the Securities have not been registered under the Securities Act or any state securities laws and that neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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10.5. Validity; Enforcement. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Holder and this Note has been duly and validly authorized, executed and delivered on behalf of Holder. Upon execution by Holder, this Note will be a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

10.6. Brokers. Holder has not paid and is not obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Note or any of the transactions contemplated hereby.

10.7. No Solicitation. No Securities were offered or sold to Holder by means of any form of general solicitation or general advertising, and in connection therewith Holder has not (i) received or reviewed any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available, or (ii) attended any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

11. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly requires otherwise, the use of the word “including” is not limiting and the use of the word “or” has the inclusive meaning represented by the phrase “and/or.” Unless otherwise specified, the plural includes the singular and vice versa.

12. FAILURE OR INDULGENCE NOT WAIVER. Except as expressly provided otherwise in this Note, no failure or delay on the part of a party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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13. NOTICES; PAYMENTS; AMENDMENTS.

13.1. Notices. All notices, requests, demands and other communications which are required or may be given under this Note shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 3:00 p.m. California time on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day which is not a Business Day or later than 3:00 p.m. California time on a Business Day; (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given, in each case properly addressed to the party to receive the same and, provided confirmation of transmission, deposit, or delivery, as the case may be, is mechanically or electronically generated and kept on file by the sending party. The addresses, and facsimile numbers for such communications shall be:

If to the Company:

Aura Systems, Inc.
10541 Ashdale Avenue
Stanton, CA 90680
Attention: Chief Executive Officer
Telephone: (310) 643-5300
Facsimile: (310) 643-7457

If to Holder:

At the address and/or facsimile as provided on the signature page hereof or at such other address or addresses or facsimile number and/or to the attention of such other Person as the recipient party may specify by written notice given in accordance with this Section.

13.2. Amendments. This Note may be amended, supplemented or otherwise modified only with the written consent or agreement of both the Company and the Holder.

13.3. Payments. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

14. CANCELLATION. After all Principal, accrued interest, and other amounts at any time owed on this Note have been converted or otherwise paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

15. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

16. CONSENT TO JURISDICTION AND VENUE. ANY SUIT, LEGAL ACTION OR SIMILAR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES OR IN THE COURTS OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA SITTING IN THE CITY OF LOS ANGELES. HOLDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

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17. WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

18. ATTORNEYS FEES. In any action, suit or other proceeding to enforce or interpret any of the provisions of this Note, the prevailing party shall be entitled to recover its attorneys’ fees and expenses incurred in connection therewith.

19. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

20. ENTIRE AGREEMENT. This Note together with the Refinancing Agreement constitutes the entire understanding and agreement between the Holder and the Company with respect to the collective subject matter hereof and thereof and supersedes all prior and contemporaneous oral or written agreements, understandings, negotiations, discussions and undertakings relating to such subject matter.

21. COUNTERPARTS. This Note may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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22. MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted under Applicable Law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by Applicable Law, then such rate or amount, as the case may be, shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate, as the case may be, as would not be so prohibited by Applicable Law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Holders under this Note.

23. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

24. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

“Applicable Laws” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority and all common law duties, (ii) Consents of any Governmental Authority and (iii) orders, writs, decisions, rulings, judgments or decrees of any Governmental Authority binding upon, or applicable to, the Company or Holder, as the case may be.

“Authorized Reverse Split” has the meaning as prescribed in the Refinancing Agreement.

“Bankruptcy Laws” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) or any other federal or state law relating to bankruptcy, insolvency or reorganization or for the relief of debtors, in each case as amended from time to time.

“Bloomberg” means Bloomberg, L.P. or any successor entity.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in the City of Los Angeles, California, are authorized or required by law to close.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined in good faith by the Company’s board of directors whose determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

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“Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Consents” means all consents, approvals, authorizations, waivers, permits, grants, franchises, licenses, findings of suitability, exemptions or orders of, or any registrations, certificates, qualifications, declarations or filings with, or any notices to, any Governmental Authority or other Person.

“Conversion Amount” means the portion of the Remaining Balance to be converted or otherwise redeemed.

“Conversion Shares” means those shares of Common Stock issuable to Holder upon conversion of this Note in accordance with the terms hereof.

“Effective Date” has the meaning as prescribed in the Refinancing Agreement.

“Fair Market Value” means the average of the Closing Sale Prices for the Common Stock on the Principal Market or, if the Common Stock is not listed on the electronic bulletin board, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is then listed or quoted, as reported by Bloomberg, in each case for the seven (7) Trading Days prior to the date of determination of fair market value. If the Fair Market Value cannot be calculated on the foregoing basis, the Fair Market Value shall be the fair market value as determined in good faith by the Company’s Board of Directors.

“Governmental Authority” means any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the SEC and any court, tribunal or arbitrator(s) of competent jurisdiction, and any other stock exchange or self-regulatory organization, including the OTC Bulletin Board, OTC Markets Inc. and the Pink OTC Markets, Inc.

“Issuance Date” means January 20, 2017.

“Person” means any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

Execution Copy

“Principal Market” means the exchange or over-the-counter market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date hereof is the OTC Bulletin Board.

“SEC” means the Securities and Exchange Commission, or any successor agency.

“Securities” means collectively this Note and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

“Stockholder Approval” has the meaning as prescribed in the Refinancing Agreement.

“Resolutions” has the meaning as prescribed in the Refinancing Agreement.

“Voluntary Conversion Price” means $0.20 per share as subject to adjustment from time to time pursuant to the provisions of this Note.

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IN WITNESS THEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY

AURA SYSTEMS, INC.

By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

AGREED AND ACCEPTED:

THE SURVIVOR’S TRUST UNDER THE WARREN L. BRESLOW TRUST

By:	/s/ Warren L. Breslow
Warren L. Breslow, Trustee

Email:Wbreslow@breslowent.com
	Address:	394 N Saltair Ave
Los Angeles, CA 90049